SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [ ]
         Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
         [x] Definitive Proxy Statement
         [ ] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
             Section 240.14a-12


                               Centennial Bancorp
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Carol Dey Hibbs
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
         [x] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

             (1) Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------

             (2) Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------

             (4) Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------

             (5) Total fee paid:

                 --------------------------------------------------------------

     [ [ Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1) Amount Previously Paid:

             ------------------------------------------------------------------

             (2) Form, Schedule or Registration Statement no.:

             ------------------------------------------------------------------


             (3) Filing Party:

             ------------------------------------------------------------------


             (4) Date Filed:

             ------------------------------------------------------------------

                               CENTENNIAL BANCORP


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                  MAY 21, 1997

                               CENTENNIAL BANCORP


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 1997


          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Centennial Bancorp, an Oregon corporation (the "Company"), will be held at 3 p.m. on May 21, 1997, in the Wilder Room of the Eugene Hilton, 66 East 6th Street, Eugene, Oregon, for the following purposes:

     1. To consider and act upon the election of five directors of the Company.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          Only shareholders of record at the close of business on March 31, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments thereof. Further information regarding voting rights and the business to be transacted at the annual meeting of shareholders is given in the accompanying Proxy Statement.

          Shareholders who find it convenient are invited to attend the meeting personally. If you are not able to do so and want your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

          We hope that you will be able to attend the meeting. It is always a pleasure to meet and become better acquainted with shareholders of the Company.

          By order of the Board of Directors.



April 14, 1997                                                  Cordy H. Jensen
                                                                      Secretary


                ------------------------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY
                        SO THAT YOUR VOTE CAN BE COUNTED.
                ------------------------------------------------

                               CENTENNIAL BANCORP
                                  P.O. Box 1560
                              Eugene, Oregon 97440
                                 (541) 342-3970



                                 PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Centennial Bancorp (the "Company") to be used at the annual meeting of the Company's shareholders to be held on May 21, 1997. The approximate date of mailing this Proxy Statement and the accompanying form of proxy is April 14, 1997. The Company's 1996 Annual Report to Shareholders is being mailed to shareholders of the Company with this Proxy Statement.


                        PROXIES AND VOTING AT THE MEETING

          Unless otherwise noted, all share and per share information included in this Proxy Statement has been retroactively adjusted to reflect all stock dividends and stock splits effected by the Company prior to the date hereof.

          The only class of outstanding stock of the Company is its Common Stock, $2 par value. At March 31, 1997, the record date for determining shareholders entitled to vote at the meeting, there were 6,553,013 shares of Common Stock outstanding. Each holder of record of outstanding shares of Common Stock on the record date is entitled to one vote for each share held on every matter submitted at the meeting.

          A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker nonvotes are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue. "Abstentions" and "withheld" votes also are counted toward the quorum requirement for the meeting, but have the effect of a vote against the applicable proposal.

          If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote for management's nominees for director. They will vote in their discretion as to any other matters that may properly be brought before the meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of the Company or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the meeting will not revoke a proxy. Ballots and proxies will be counted by personnel of the Company.

          The cost of this proxy solicitation will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. The Company expects to solicit proxies primarily by mail. The Company may also use its officers and employees and officers and employees of Centennial Bank to solicit proxies, either in person or by telephone or letter. Such persons will not be specially compensated for these activities.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

          Members of the Board of Directors are elected annually. The current members of the Board have been nominated to continue in office until the next annual meeting of shareholders, and until their successors have been elected and qualified. Although the Company knows of no reason why any of the nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of the Company may recommend. The Board does not have a standing nominating committee nor does it have a formal procedure to receive shareholder nominations, but it will consider any written recommendations sent to the attention of the Board at the Company's administrative offices at 675 Oak Street, P.O. Box 1560, Eugene, Oregon 97440.

                  Directors are elected by a plurality of votes cast at the meeting, which means that the five nominees receiving the most votes at the meeting will be elected. Accordingly, a vote withheld from a particular nominee will not affect the outcome of an uncontested election. Shareholders are not entitled to cumulate votes for election of directors.

NOMINEES FOR DIRECTOR
---------------------

          The following table gives certain information about each nominee for director, as of March 31, 1997. With the exception of Mr. Giustina (who was elected to the Board in May 1995) and Mr. Jensen (who was appointed to the Board in February 1994), all nominees have served as directors of the Company since the Company's organization in 1981. All of the nominees (together with other people) are also directors of the Company's subsidiary, Centennial Bank (sometimes referred to herein as the "Bank"). Mr. Williams is also Chairman of the Board of Centennial Mortgage Co. ("Centennial Mortgage"), another subsidiary of the Company.

Name (Age) and             Principal Occupation
Position with Company      (During the last 5 Years)
---------------------      -------------------------

Brian B. Obie (55)         Chairman, President and Chief Executive Officer of
Chairman of the Board      Obie Media Corporation (outdoor and transit
                           advertising); President and Chief Executive Officer of Obie Industries Incorporated (real estate development); former mayor of Eugene, Oregon

Robert L. Newburn (65)     President and Chief Executive Officer of Pacific
Vice Chairman of the       Petroleum Company (retail distribution of petroleum
Board                      products); Chairman of the Board of Centennial Bank

Richard C. Williams (57)   President and Chief Executive Officer of the Company;
President, Chief           Chief Executive Officer and Vice Chairman of
Executive Officer and      Centennial Bank; Director of Obie Media Corporation
Director

Cordy H. Jensen (54)       President and owner of Station Masters Inc.
Director and Secretary     (restaurant and lounge); Managing Partner of
                           McKenzie Brewing Co.; Managing Partner of CAC
                           Investments (real estate rentals); Managing Partner of Bev's Investment Co. (real estate holdings);
                           Director of Jasper's Delis

Dan Giustina (47)          Managing Partner of Giustina Resources (owns and
Director                   manages timber and timberland); member/manager of G
                           Group LLC (owns and manages residential and commercial real estate)

          The Board of Directors held 16 meetings during 1996. Each director attended more than 75% of the meetings of the Board of Directors and all committees of the Board on which the director served.

BOARD COMMITTEES
----------------

          The Board of Directors has two committees. The Audit Committee consists of all members of the Board of Directors. It reviews the scope of internal and external audit activities and the results of the Company's annual audit. The Audit Committee did not meet formally in 1996, but the scope and results of the Company's audit were reviewed at the Company's regular Board meetings.

          The Compensation Committee administers the Company's stock option plans and determines management compensation. The members of the Compensation Committee are Messrs. Obie, Newburn, Giustina and Jensen. The Compensation Committee held four meetings in 1996.

          In addition, Centennial Bank has an Audit and Personnel Committee of its Board of Directors consisting of four nonemployee members of Centennial Bank's Board of Directors who are not also members of the Company's Board of Directors. The Audit and Personnel Committee meets periodically with management to ensure that appropriate audits of Centennial Bank's affairs are being conducted. The Audit and Personnel Committee also reviews the reports of examinations of Centennial Bank conducted by the Federal Deposit Insurance Corporation and the Oregon Department of Consumer and Business Services. Centennial Bank also has an Asset/Liability Committee, which has seven members, three of whom (Messrs. Newburn, Jensen and Williams) are directors of the Company. The Asset/Liability Committee meets weekly.

          The Board of Directors of the Company approves the independent auditors selected by the Company's management. The independent auditors have direct access to the Company's Board of Directors, and the employees responsible for conducting internal reviews have direct access to the Bank's Audit and Personnel Committee to discuss the results of their examinations, the adequacy of internal accounting controls and the integrity of financial reporting.


COMPENSATION OF DIRECTORS
-------------------------

          Executive officers receive no compensation for serving as directors of the Company. All other directors of the Company receive $1,000 per month, except that the Chairman of the Board receives an additional $500 per quarter.

          The directors of the Company also serve as directors of Centennial Bank. Executive officers receive no compensation for serving as directors of Centennial Bank. All other directors of Centennial Bank receive $750 per month, except that the Chairman of the Board receives an additional $500 per quarter.

          Centennial Bank's Asset/Liability Committee meets weekly; nonemployee directors who serve on that committee receive $75 for each meeting attended, except that the Chairman of that Committee receives $100 per meeting attended.

          Each nonemployee director of the Company or any of its subsidiaries who is first elected to such position after December 1993 may, in the discretion of the Compensation Committee, receive a 10-year option to purchase up to 8,471 shares of Common Stock at the fair market value on the date of grant.

          In addition to these initial stock option grants, the Company's Board of Directors adopted a stock option program in September 1996 for nonemployee directors of the Company and its subsidiaries. The program provides for options to purchase 1,000 shares to be granted under the 1995 Stock Incentive Plan annually to each nonemployee director, with the grants commencing generally during the director's second year of service. Options will be granted on the first business day of each calendar year, will vest over a three-year period and will have a term of 10 years. The exercise price for the options will be the fair market value of the Company's Common Stock on the date of grant. Options that have vested on the date a director ceases to serve as a director will remain exercisable for one year from the date of termination. These options will be transferrable, under specified circumstances, to members of the director's immediate family, to family trusts and to family partnerships. When the program was adopted, options for 14,000 shares were granted on the terms specified above to nonemployee directors for service during 1994 and 1995. The exercise price for those options is $11.82 per share.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at March 31, 1997 by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director; (iii) the executive officers named in the Summary Compensation Table below; and (iv) all executive officers and directors as a group. Each named beneficial owner has sole voting and investment power with respect to the shares listed unless otherwise indicated.

                               Amount and Nature of
                                   Beneficial
Name of Beneficial Owners          Ownership                  Percent of Class
-------------------------      --------------------           ----------------

Brian B. Obie                      155,451(1)                       2.4

Robert L. Newburn                  114,492(2)                       1.8

Cordy H. Jensen                    204,552(3)                       3.1

Dan Giustina                        47,213(4)                        .7

Richard C. Williams                252,467(5)                       3.8

Ron R. Peery                       180,124(6)                       2.7

Eric H. Hardin                      49,348(7)                        .8

Gary L. Stevens                     94,845(8)                       1.4

David M. Gazeley                    87,160(9)                       1.3

Key Trust Company of
  the Northwest                    676,528(10)                     10.2

FBL Investment Advisory
  Services, Inc.                   376,015(11)                      5.7

All executive officers
  and directors as a
  group (15 persons)             1,369,497(12)                     20.3


(1) Includes 17,170 shares held by Mr. Obie's wife, 77,819 shares held by Obie Industries Incorporated of which Mr. Obie is President and owns a controlling interest, and 8,471 shares which could be acquired within 60 days by exercise of stock options.

(2) Includes 85,880 shares which are held jointly with Mr. Newburn's wife, 220 shares which are held by Mr. Newburn's wife, and 7,640 shares which are held by Mr. Newburn as custodian for minors.

(3) Includes 85,063 shares which are jointly held with Mr. Jensen's wife, 62,726 shares which are held by Mr. Jensen's wife as trustee for their children's trust, 17,089 shares which are held by Mr. Jensen's wife as trustee for their grandchildren's trust, 370 shares which are held by Mr. Jensen as custodian for a minor, 1,136 shares which are held jointly in CAC Investments, a partnership of which Mr. Jensen is the Managing Partner, and 21,148 shares which are held by Mr. Jensen as trustee for his mother.

(4) Includes 16,775 shares which could be acquired within 60 days by exercise of a stock option.

(5) Includes 59,306 shares which could be acquired within 60 days by exercise of a stock option. Also includes 83,183 shares which are held of record for Mr. Williams' account by Key Trust Company of the Northwest ("Key Trust") as trustee of Centennial Bank's Employee Savings and Profit Sharing Plan (the "Employee Savings Plan"); Key Trust has sole voting power over such shares.

[FOOTNOTES CONTINUED ON NEXT PAGE]

[FOOTNOTES CONTINUED FROM PREVIOUS PAGE]

(6) Includes 76,363 shares which are held jointly with Mr. Peery's wife, 3,627 shares which are held jointly with Mr. Peery's mother, 11,865 shares which are held by Mr. Peery's wife, and 20,335 shares which could be acquired within 60 days by exercise of a stock option. Also includes 48,750 shares which are held of record for Mr. Peery's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(7) Includes 16,947 shares which could be acquired within 60 days by exercise of a stock option, and 32,401 shares which are held of record for Mr. Hardin's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(8) Includes 19,949 shares which are held jointly with Mr. Stevens' wife, 16,947 shares which could be acquired within 60 days by exercise of a stock option, and 47,613 shares which are held of record for Mr. Stevens' account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(9) Includes 1,043 shares which are held by Mr. Gazeley's wife, 35,384 shares which are held jointly with Mr. Gazeley's wife as trustees of the Gazeley Family Trust, 370 shares which are held by Mr. Gazeley as custodian for a minor, 6,780 shares which could be acquired within 60 days by exercise of a stock option, and 38,498 shares which are held of record for Mr. Gazeley's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(10) Key Trust is the trustee of the Employee Savings Plan and as such is the record holder of these shares; sole investment power over these shares is held by the respective beneficiaries of the individual accounts maintained under such plan. Key Trust's address is 1211 S.W. Fifth Avenue, Suite 300, Portland, Oregon 97204.

(11) FBL Investment Advisory Services, Inc. is an investment adviser registered under the Investment Advisers Act of 1940 whose address is 5400 University Avenue, West Des Moines, Iowa 50266. The shares shown as beneficially owned represent shares which are held on behalf of various investment advisory clients, none of which individually owns more than 5% of the Company's outstanding stock.

(12) Includes 179,792 shares which could be acquired within 60 days by exercise of stock options. Also includes 330,452 shares which are held of record for the accounts of certain executive officers by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.


                        INFORMATION REGARDING MANAGEMENT

EXECUTIVE OFFICERS
------------------

          The following information identifies the executive officers of the Company. Subject to certain obligations of the Company described below under "Employment Agreements," all executive officers serve at the discretion of the Board of Directors.

Name of Individual (Age)   Positions and Offices Held
------------------------   --------------------------

Richard C. Williams (57)   President, Chief Executive Officer and a director of
                           the Company since 1981; Vice Chairman and Chief
                           Executive Officer of Centennial Bank since 1992;
                           President of Centennial Bank from 1977 to 1992; a director of Centennial Bank since 1977; a director of Centennial Mortgage since 1987.

Name of Individual (Age)   Positions and Offices Held
------------------------   --------------------------

Ron R. Peery (57)          Executive Vice President of the Company since 1986;
                           President and Southern Region Manager of Centennial
                           Bank since January 1996; President and Chief
                           Operating Officer of Centennial Bank from 1992 through December 1995; Executive Vice President of
                           Centennial Bank from 1982 to 1992; a director of Centennial Mortgage since 1987.

Eric H. Hardin (56)        Executive Vice President of the Company and of
                           Centennial Bank since 1989; Senior Vice President of the Company from 1986 to 1989; Senior Vice President of Centennial Bank from 1982 to 1989.

Gary L. Stevens (57)       Executive Vice President of the Company since 1986;
                           Executive Vice President of Centennial Bank since
                           1982.

Michael J. Nysingh (44)    Chief Financial Officer of the Company since 1985;
                           Acting Chief Financial Officer of the Company from
                           1982 to 1985; Senior Vice President of Centennial
                           Bank since January 1995; Vice President of Centennial
                           Bank from 1982 through 1994; Cashier of Centennial
                           Bank since 1982; a director of Centennial Mortgage since 1990; Chief Financial Officer of Centennial
                           Mortgage since 1988.

David M. Gazeley (47)      Senior Vice President of Centennial Bank since 1992;
                           Northern Region Manager of Centennial Bank since
                           January 1996; Manager of Pacific Corporate Center
                           Office of Centennial Bank from May 1994 through May
                           1996; Manager of Springfield Branch of Centennial
                           Bank from 1986 to April 1994; Vice President of
                           Centennial Bank from 1986 to 1992.

Collin L. Alspach (51)     Senior Vice President of Centennial Bank since
                           November 1996; Vice President of Centennial Bank from
                           April 1994 through October 1996.

Name of Individual (Age)   Positions and Offices Held
------------------------   --------------------------

Jesse Averette (51)        Senior Vice President and Manager of Pacific
                           Corporate Center Office of Centennial Bank since June
                           1996.

Dennis P. Huserik (54)     Senior Vice President of Centennial Bank since
                           November 1996.

Thomas P. Widmer (47)      Senior Vice President and Manager of Eugene Main
                           Branch of Centennial Bank since January 1995; Vice
                           President and Manager of Eugene Main Branch of
                           Centennial Bank from 1992 through 1994; Vice
                           President and Assistant Manager of Eugene Main Branch of Centennial Bank from 1989 to 1992; Vice President and Manager of Valley River Branch of Centennial Bank from 1988 to 1989; Assistant Vice President and
                           Manager of Valley River Branch of Centennial Bank from 1986 to 1988.

Dennis M. Carlson (51)     President and Chief Executive Officer of Centennial
                           Mortgage since 1988; Executive Vice President of
                           Centennial Mortgage from 1987 to 1988; a director of Centennial Mortgage since 1987; Senior Vice President of Centennial Bank since 1990; Vice President of
                           Centennial Bank from 1982 to 1990.

EXECUTIVE COMPENSATION
----------------------

          The following table sets forth certain information regarding compensation paid by the Company during 1996, 1995 and 1994 to Mr. Williams as the Company's Chief Executive Officer and the four other most highly compensated executive officers:


                                                     Summary Compensation Table
                                                     --------------------------

                                                                              Long-term
                                                                            compensation
                                            Annual compensation                awards
                                            -------------------             ------------

                                                                              Number of
                                                                              securities
                                                                              underlying            All other
Name and principal                        Salary(1)        Bonus(2)             options            compensation
    position                  Year         ($)(3)          ($) (3)                (#)                ($)(4)
------------------            ----        ---------        --------         -------------          ------------


Richard C. Williams           1996        $231,250         $100,000               --                 $11,270
  President and Chief         1995         206,250           75,000             76,230                 9,841
  Executive Officer of        1994         187,369           60,000               --                  11,917
  the Company

Ron R. Peery                  1996         120,000           40,000               --                   9,470
  President and Southern      1995         110,000           35,000               --                   7,382
  Region Manager of           1994          98,250           30,000               --                   8,083
  Centennial Bank

Eric H. Hardin                1996          86,000           20,000               --                   6,633
  Executive Vice              1995          80,000           18,000               --                   5,525
  President of the            1994          75,750           13,000               --                   6,519
  Company

Gary L. Stevens               1996          86,000           17,500               --                   7,587
  Executive Vice              1995          80,000           15,000               --                   6,129
  President of the            1994          75,750           13,000               --                   6,895
  Company

David M. Gazeley              1996          85,030           30,530              2,750                 9,364
  Senior Vice President       1995          78,865           38,190               --                   7,595
  and Northern Region         1994          72,624           26,817               --                   7,120
  Manager of Centennial
  Bank



----------------------------------------

(1) Includes amounts contributed by the named executive officer to the Employee Savings Plan.

(2) Includes bonuses paid or to be paid during the subsequent year but attributable to the year indicated.

(3) Includes amounts contributed by the named executive to the Deferred Compensation Plan.

(4) Consists of the Company's contributions to the Employee Savings Plan for the benefit of the named executive officers.

          The following table sets forth information regarding options to purchase the Company's Common Stock that were granted during 1996 to the executive officers named in the Summary Compensation Table:

                               Option Grants in Fiscal 1996
                               ----------------------------

                                                                                     Potential
                                                                                     realizable
                   Number of      % of total                                         value at
                   securities      options                                        assumed annual
                   underlying     granted to     Exercise                         rates of stock
                    options      employees in    or base      Expiration         price appreciation
                    granted       fiscal year     ($/Sh)         date             for option term
                   ----------    ------------    --------     ----------       ----------------------
                                                                                 5%($)        10%($)
                                                                               -------        -------

David M. Gazeley    2,750(1)           5%        $11.36(2)     8/20/2006       $20,000        $50,000


-----------------------------
(1) The option granted to Mr. Gazeley becomes exercisable as to one-fifth of the option shares on August 19 each year, commencing on August 19, 1997, until fully vested. Exercise of the option may be accelerated if the Company is acquired by another corporation. The option is an incentive stock option.

(2) The exercise price was equal to the fair market value of the underlying Common Stock on the date of grant. The option is not currently exercisable. Consequently, the dollar value of the benefit to Mr. Gazeley will depend on the excess of the market price of the Common Stock over the exercise price at the date of exercise, and cannot be determined at this time. The market value of the Common Stock (i.e., the closing price) on March 31, 1997 was $17.125 per share.


          The following table sets forth information regarding option exercises during 1996 and option holdings at December 31, 1996 by each executive officer named in the Summary Compensation Table:



                                          Aggregated Option Exercises in Last Fiscal Year
                                                 and Fiscal Year-End Option Values
                                          -----------------------------------------------

                            Shares                                                   Value of unexercised in-the-
                           acquired                  Number of unexercised                 money options at
                              on       Value          options at FY-End(#)                   FY-End($)(1)
                           exercise  realized     ----------------------------       ----------------------------
Name                          (#)       ($)       Exercisable    Unexercisable       Exercisable    Unexercisable
-------------------        --------  --------     -----------    -------------       -----------    -------------


Richard C. Williams         26,814   $299,430        59,306         50,820             $411,652       $274,431

Ron R. Peery                17,849    149,844        20,335           --                131,811           --

Eric H. Hardin                  --       --          16,947           --                137,204           --

Gary L. Stevens                 --       --          16,947           --                137,204           --

David M. Gazeley                --       --           6,780          9,527               43,949         52,693



----------------------------------------

(1) On December 31, 1996, the closing price of the Company's Common Stock was $14.55. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between that amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT AGREEMENTS
---------------------

          The Company has an employment agreement with Mr. Williams (the "Williams Agreement"). Centennial Bank has a deferred compensation agreement with Mr. Peery (the "Peery Agreement").

     RICHARD C. WILLIAMS

          The Williams Agreement commenced on October 1, 1995 and terminates on December 31, 2001. The Williams Agreement provides for a base salary of $225,000 for the 12 months ended September 30, 1996, increasing to a base salary of $250,000 for the 12 months ending September 30, 1997 and for amounts approved by the Company's Board of Directors for periods after September 30, 1997, but not less than $250,000 for each 12-month period.

          In addition to the base salary for Mr. Williams described above, the Williams Agreement provides for a cash bonus for each calendar year if the Company and/or Mr. Williams reach certain objectives determined by the Board of Directors before the beginning of that year. Any cash bonus is payable 20% on the 15th day of April, July and October and 40% on the 15th day of the following January. As provided in the Williams Agreement, Mr. Williams was paid a bonus of $100,000 for 1996 after meeting the specified objectives. Assuming future objectives are met, his cash bonus for 1997 and subsequent years will be determined by the Compensation Committee, but may not be less than $25,000 per calendar quarter. The Williams Agreement also provides for disability income benefits in the event Mr. Williams should become disabled.

          The Williams Agreement also acknowledges the grant to Mr. Williams of an option to purchase 76,230 shares of the Company's Common Stock. The exercise price for Mr. Williams' nonstatutory stock option is $9.15 per share. The option expires on November 21, 2015. It becomes exercisable as to one-third of the option shares on September 30 each year, commencing on September 30, 1996, until fully vested. Exercise of the option may be accelerated if the Company is acquired by another corporation. The option may be transferred, under certain specified circumstances, to members of Mr. Williams' immediate family, to family trusts and to family partnerships.

          In the event of termination of employment by the Company for "cause" or by Mr. Williams without "good reason," as such terms are defined in the Williams Agreement, Mr. Williams is entitled to the payment of base salary, cash bonus and benefits only through his termination date, plus vested deferred compensation. In the event of termination of employment by the Company without cause or by Mr. Williams for good reason, Mr. Williams is entitled to the payment of his base salary, cash bonus, and benefits through the end of the term of the Williams Agreement, plus all deferred compensation.

          The Williams Agreement provides for deferred compensation in an amount equal to $2,100,000 (8.4 times Mr. Williams' base salary of $250,000). The deferred compensation is fully vested. The deferred compensation is payable in installments beginning at the earliest to occur of the following: (1) December 31, 2001; (2) the date of Mr. Williams' death; (3) the termination of his employment unless terminated by reason of disability; or (4) the date of the last payment to be made under a disability income insurance policy.

          The Williams Agreement provides that for periods after September 30, 1997 or the date a new chief executive officer of Centennial Bank is hired, whichever occurs later, Mr. Williams will be deemed to have fulfilled his full-time service obligation if he devotes time equivalent to three-fourths of a full-time schedule to his duties with the Company. In addition, Mr. Williams is permitted to take a single leave of absence of up to 180 days, which may not commence until a new chief executive officer is hired and which is expected to be completed prior to December 31, 1998. He will receive full compensation and benefits during such leave of absence.

          For a period of three years following Mr. Williams' termination of employment, unless such termination was by the Company without cause, or by Mr. Williams for good reason, or as a result of any acquisition of a majority of the stock or assets of the Company by a third party, Mr. Williams cannot, without the consent of the Board of Directors, engage in or enter into any business or perform services for another business that is in substantial competition with the Company.

     RON R. PEERY

          Centennial Bank entered into the Peery Agreement in 1989. It provides for deferred compensation in the amount of $350,000, subject to vesting based upon Mr. Peery's length of continued employment by Centennial Bank. His employment may be terminated by Centennial Bank or Mr. Peery at any time for any reason. The deferred compensation was 90% vested at March 31, 1997, with an additional 5% vesting each year thereafter through March 31, 1999. The deferred compensation is payable in installments beginning at the date of Mr. Peery's death if he dies before age 60, or at the later of age 60 or the termination of his employment. Mr. Peery also is eligible for group benefits provided to other employees or executive officers.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
--------------------------------------------------------------

          All of the Company's executives also hold positions with Centennial Bank and receive all of their compensation from the Bank. The Bank has entered into intercompany agreements with the Company and Centennial Mortgage for reimbursement for certain compensation expenses to executive officers. Although compensation is paid by Centennial Bank, the Compensation Committee of the Company establishes the compensation to be paid to the Company's executive officers.

          The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and maintain qualified executives. To achieve this objective, the Compensation Committee has structured executive compensation systems which include both a fixed base component and a contingent component tied to operating performance that the Committee believes enables the Company to attract and retain key executives.

                  In 1995, as the Board of Directors reviewed the Company's strategic plans for the future, the Board determined that it would be in the best interests of the Company to renegotiate Mr. Williams' employment contract to extend its term. Central to the Board's interests were the long-term operation of the Company and succession of management. The Williams Agreement is described at pages 12 to 13 of this Proxy Statement. The base salary and bonus paid to Mr. Williams for 1996 was determined by the terms of the Williams Agreement with the Company.

          In setting base compensation, the Compensation Committee considers the overall performance of each executive with respect to the duties and responsibilities assigned him. Further, periodic surveys are taken of compensation levels and benefit programs offered by other community banks and bank holding companies which provide the Committee with information on which to evaluate salary and compensation programs.

          The Compensation Committee maintains a philosophy that a significant element of compensation of executive officers, including Mr. Williams and the other executive officers named in the Summary Compensation Table, must be directly and materially linked to both operating and stock price performance. The benefit plans provided to the executive officers are designed to accomplish that goal. In particular, bonus compensation is available only to the extent that the Company meets or exceeds budgeted net income. In 1996, executive officers earned cash bonuses in specified amounts per executive, upon the achievement of specific performance measurements by the Company each quarter. In 1996, the performance measurements were: return on average assets; return on average equity; net interest margin; efficiency ratio; and growth objectives for total loans, total deposits and total assets. Cash bonuses for 1996 were paid 20% on the 15th day of April, July and October 1996 and 40% on January 15, 1997.

          The Company's stock incentive plans are an important component of the Company's compensation program for executive officers and other employees. The plans are intended to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock options grants, the long-range interests of management and employees are aligned with those of shareholders as the optionees accumulate (through the vesting of their stock options) meaningful stakes in the Company. The Compensation Committee makes all decisions concerning the granting of stock options, including the individuals to whom options are granted and the respective exercise prices and vesting periods. These decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. Mr. Gazeley is the only executive officer named in the Summary Compensation Table who was granted a stock option in 1996. However, all of the named executive officers own stock options. The value of these stock options is entirely dependent on the market value of the Company's shares. See the stock option tables included in "Executive Compensation."

          The Company maintains a 401(k) retirement savings plan applicable to all eligible employees, including executive officers. Under the plan, the Company typically matches a portion of employee contributions (during 1996, 60% of employee contributions were matched up to a maximum of 6% of compensation). All employer contributions made on behalf of executive officers were fully vested at December 31, 1996 on the basis of the officers' past service with Centennial Bank. The Company also has a deferred compensation plan, which also is applicable to all eligible employees, including executive officers. Although the Company may match a portion of the compensation deferred by employees, no Company contributions were made under this plan for 1996.

          The Compensation Committee believes that the base salary compensation provided to the executive officers of the Company, including those named in the Summary Compensation Table, is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional, continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

          This report is submitted by the members of the Company's Compensation
Committee:

                             Compensation Committee

                                  Brian B. Obie
                                Robert L. Newburn
                                 Cordy H. Jensen
                                  Dan Giustina



                             STOCK PERFORMANCE GRAPH

          The graph below compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the five years ended December 31, 1996, with (i) the All Nasdaq U.S. Stocks Index, as reported by the Center for Research in Security Prices; and (ii) the Nasdaq Bank Index, as reported by the Center for Research in Security Prices. This comparison assumes $100 was invested on December 31, 1991, in the Company's Common Stock and in the comparison groups, and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all shares issued pursuant to stock dividends and stock splits.

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS.


                                          Period Ending
                    -----------------------------------------------------------
Index               12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
-------------------------------------------------------------------------------
Centennial Bancorp   100.00    155.40    195.54    196.63    325.27    453.68
NASDAQ - Total US    100.00    116.38    133.59    130.59    184.67    227.16
NASDAQ - Banks       100.00    145.55    165.99    165.38    246.32    325.60


          THE STOCK PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THE COMPANY WILL NOT MAKE NOR ENDORSE ANY PREDICTIONS AS TO FUTURE STOCK PERFORMANCE.

                              CERTAIN TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

          The members of the Compensation Committee are Messrs. Obie, Newburn, Jensen and Giustina. None of them is or has been an officer or employee of the Company or any of its subsidiaries.

          Mr. Williams, the Company's President and Chief Executive Officer, serves as a director and is on the Compensation Committee of Obie Media Corporation. Mr. Obie, the Company's Chairman of the Board and a member of the Company's Compensation Committee, is the Chairman of the Board and an executive officer of Obie Media Corporation.

          Certain directors (including each member of the Compensation Committee) and executive officers of the Company and its subsidiaries, members of their immediate families, and certain companies with which such individuals are associated are customers of and have banking transactions with Centennial Bank in the ordinary course of business. Centennial Bank expects to have such banking transactions in the future. All credit transactions with these parties in excess of $25,000 must be approved by Centennial Bank's Asset/Liability Committee and ratified by its Board of Directors. All outstanding loans and commitments to loan to those parties were made in compliance with applicable laws and on substantially the same terms (including interest rates and collateral) as those prevailing for Centennial Bank at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and of Centennial Bank must comply with federal and state laws, which generally prohibit any preferential terms or rates.


                 COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

          Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that all executive officers and directors of the Company and all persons who beneficially own more than 10% of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 or Form 5. These filings must be made with the Securities and Exchange Commission with a copy sent to the Company.

          Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1996, and written representations from certain reporting persons, the Company believes that all reporting persons made all required Section 16 filings with respect to 1996 on a timely basis, except that Robert L. Newburn reported a stock purchase and the exercise of options on separate Forms 4 late; Ron R. Peery reported one stock sale on Form 4 late; Gary L. Stevens reported six stock sales on two Forms 4 late; and Dennis Huserik reported one stock purchase on Form 4 late.

                                 OTHER BUSINESS

          The Company's management knows of no other matters to be brought before the meeting for a vote. However, if other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the meeting, management will report on the Company's business, and shareholders will have an opportunity to ask questions.


                      INFORMATION AVAILABLE TO SHAREHOLDERS

          THE COMPANY'S 1996 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE FROM MICHAEL J. NYSINGH, CHIEF FINANCIAL OFFICER, CENTENNIAL BANCORP, 675 OAK STREET, P.O. BOX 1560, EUGENE, OREGON 97440.

          The Company welcomes the views of its shareholders on its activities and performance. Shareholders who cannot attend the annual meeting personally may use the enclosed proxy card to ask questions or make comments.


                                    AUDITORS

          Coopers & Lybrand LLP, independent auditors, were selected by the Board of Directors to conduct an audit of the Company's financial statements for the year ended December 31, 1996.

          Representatives of Coopers & Lybrand LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions. However, management has been advised that the representatives of Coopers & Lybrand LLP do not plan to make a statement.

          The Company will appoint at a later date independent auditors to audit the Company's financial statements for 1997. The Board of Directors will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.

                            PROPOSALS OF SHAREHOLDERS

          Shareholders wishing to present proposals for action at the Company's 1998 annual meeting of shareholders must submit the proposals for inclusion in the Company's proxy statement not later than December 15, 1997.

April 14, 1997

                               CENTENNIAL BANCORP
                           Eugene Hilton, Wilder Room
                        66 East 6th, Eugene, Oregon 97401

                  Annual Meeting of Shareholders, May 21, 1997

              PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned shareholder of Centennial Bancorp hereby appoints Brian B. Obie and Richard C. Williams, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned shareholder all shares of the common stock of Centennial Bancorp that the undersigned is entitled to vote at the annual meeting of shareholders of Centennial Bancorp to be held on May 21, 1997, and any adjournment or adjournments thereof, with respect to the following:

(Continued, and to be marked, dated and signed on the other side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                           Please mark your
                                                           votes as indicated
                                                           in this example /X/

1.      ELECTION OF DIRECTORS

        NOMINEES:        Brian B. Obie, Robert L. Newburn, Dan
                         Giustina, Cordy H. Jensen and Richard C.
                         Williams

        INSTRUCTIONS:    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                         NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
                         THE LIST ABOVE.

        /  /   For all nominees listed (except as marked below to the
               contrary).

        /  /   WITHHOLD AUTHORITY to vote for all nominees listed

2.      DISCRETIONARY MATTERS

        The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED FOR DIRECTOR AND IN THE PROXIES' DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)                            Signature(s)
            -----------------------                 ---------------------------

Date
    -------------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.